UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2016 (June 23, 2016)

GENESCO INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)

(615) 367-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2016, Genesco Inc. (the “Company”) held its 2016 annual meeting of shareholders (the “Annual Meeting”) at which the Company’s shareholders approved an amendment and restatement of the Amended and Restated Genesco Inc. 2009 Equity Incentive (the “Plan” and, as amended by the Second Amended and Restated Genesco Inc. 2009 Equity Incentive Plan, the “Amended Plan”).

The material amendments in the Amended Plan include the following:

•
The Amended Plan increases the number of shares of common stock authorized for issuance under the Plan such that the maximum number of shares of common stock that may be issued in respect of awards granted under the Amended Plan after June 23, 2016 is 2,969,404, which includes 469,404 shares previously available for grant under the Plan, less the number of shares subject to awards that were granted under the Plan after April 30, 2016.

•
The Amended Plan provides that each share issued pursuant to "full value awards" (i.e., awards other than stock options or stock appreciation rights ("SARs")) after June 23, 2016 will count as two (2) shares (as compared to one and eighty-three one-hundreds (1.83) shares under the Plan) against the shares authorized for grant thereunder.

•	The Amended Plan imposes a $500,000 limit on the total compensation that can be awarded to any non-employee director in any given calendar year, except in extraordinary circumstances.

•	The Amended Plan imposes additional restrictions against share recycling.

•	The Amended Plan imposes a minimum vesting period of one year for awards of stock options and SARs, subject to certain limited exceptions.

•	The Amended Plan provides that awards thereunder will be subject to mandatory repayment under certain circumstances.

The above description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07. Submission of Matters to Vote of Security Holders.

The Annual Meeting was held on June 23, 2016, at the Company’s corporate headquarters in Genesco Park, Nashville, Tennessee. Shares representing a total of 20,947,867 votes were outstanding and entitled to vote. At that meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors

The Company’s shareholders elected all ten persons nominated for election as directors until the next annual meeting of the shareholders and until their successors are elected and qualified as set forth in the Company’s proxy statement dated May 13, 2016. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Withheld	Broker Non-Votes
Joanna Barsh	18,101,932	1,021,094	944,724
Leonard L. Berry	18,089,593	1,033,433	944,724
James W. Bradford	16,031,815	3,091,211	944,724
Robert J. Dennis	17,884,745	1,238,281	944,724
Matthew C. Diamond	18,490,290	632,736	944,724
Marty G. Dickens	18,089,725	1,033,301	944,724
Thurgood Marshall, Jr.	18,501,606	621,420	944,724
Kathleen Mason	18,489,838	633,188	944,724
Kevin P. McDermott	18,663,384	459,642	944,724
David M. Tehle	18,663,601	459,425	944,724

Non-Binding, Advisory Vote on the Company’s Executive Compensation

The Company's shareholders voted upon a non‑binding, advisory proposal to approve the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Shareholders' meeting. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,385,851	356,056	381,119	944,724
Approval of the Second Amended and Restated Genesco Inc. 2009 Equity Incentive Plan

The Company’s shareholders approved the Second Amended and Restated Genesco Inc. 2009 Equity Incentive Plan. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
18,396,644	342,241	384,141	944,724

Ratification of Independent Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. The votes on this proposal were as follows:

For	Against	Abstain
19,564,403	63,067	440,280

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Genesco Inc. 2009 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

By:    /s/ Roger G. Sisson
Name:    Roger G. Sisson
Title:    Senior Vice President,
Secretary and General Counsel
 Date: June 28, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Genesco Inc. 2009 Equity Incentive Plan